SHARES                              FIRETECTOR INC.                    PROXY NO.
                  262 Duffy Avenue, Hicksville, New York 11801
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Daniel S. Tamkin and Dennis P. McConnell as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below and on the reverse hereof, all shares of common stock of Firetector Inc. ("Firetector") held of record by the undersigned on March 14, 1997 at the annual meeting of stockholders of Firetector to be held on April 30, 1997 or any adjournments thereof. The undersigned hereby revokes any proxies heretofore given to vote said shares.

     The undersigned hereby acknowledges receipt of Firetector's Annual Report for 1996 and of the Notice of Annual Meeting of Stockholders and attached Proxy Statement dated March 18, 1997.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

     Please sign exactly as your name appears to the left hereof. When signing as corporate officer, partner, attorney, administrator, trustee or guardian, please give your full title as such. Dated , 1997

                       Authorized Signature
                                           ----------------------------------
                                            Title
         Please mark boxes on reverse hereof in blue or black ink. Please date, sign and return this Proxy Card promptly using the enclosed envelope.


1. Adoption of a non-qualified Stock Option plan for the compensation of employees, officers and directors of the Company.

         For              Against                             Abstain

2.      Election of Directors.For all nominees             Withhold Authority
                              listed below (except as      to vote for all
                              marked to the contrary       nominees listed below
                              below)

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

      Richard Axelsen            Dennis P. McConnell        Henry Schnurbach
      Daniel S. Tamkin           Joseph Vitale              John A. Poserina

3.To ratify the appointment of Moore Stephens, P. C. as independent public accountants for Firetector for the fiscal year ending September 30, 1997.

         For               Against                            Abstain